UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 23, 2012

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan		48801
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.07                      Submission of Matters to a Vote of Security Holders.

Three proposals were submitted to a vote of security holders at our annual shareholder's meeting on April 23, 2012:

•	Proposal One: Election of directors.
•	Proposal Two: Advisory vote on Firstbank Corporation's executive compensation.
•	Proposal Three: Ratification of the appointment of independent auditors.

Proposal One:  Election of Directors

All nominees proposed for the Class of 2015 were elected.  Shareholders cast votes for these  nominees as follows:

Nominee	For	Withheld	Broker Non-votes

Jeff Gardner	3,998,748	43,436	1,654,851
Thomas Sullivan	3,589,093	453,090	1,654,851

The terms of Thomas Dickinson, David W. Fultz, Edward Grant, William E. Goggin and Samuel Smith continued after the annual meeting.

Proposal Two:  Advisory (nonbinding) Vote on Firstbank Corporation's Executive Compensation Program

This proposal, required by our participation in the U.S. Treasury's Capital Purchase Program, gave shareholders the opportunity to vote on an advisory (nonbinding) resolution to approve executive compensation program as described in our 2012 proxy statement.   This resolution was approved by 93.6% of the votes cast for or against, with shareholders casting votes as follows:

	For	Against	Abstain	Broker Non-Votes

Advisory (nonbinding) vote on executive compensation	3,681,486	252,175	108,522	1,654,851

Proposal Three:  Ratification of Selection of Independent Registered Public Accounting Firm

This proposal gave shareholders the opportunity to vote to ratify our selection of Plante & Moran, PLLC as our independent registered public accounting firm for 2012.  This selection was ratified by 98.7% of the shares represented at the meeting, with shareholders casting votes as follows:

	For	Against	Abstain	Broker Non-Votes

Ratification of selection of independent public accounting firm	5,621,466	45,088	28,909	1,534

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 3, 2012	FIRSTBANK CORPORATION (Registrant)

	By:	/s/ Samuel G. Stone
Samuel G. Stone
Executive Vice President and CFO

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